EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Realty Capital Securities, LLC Hires Joe Colavito
as Vice President of Communication and Innovation

New York, New York, December 2, 2013 - RCS Capital Corporation (NYSE: RCAP) (“RCAP”) and its FINRA member broker dealer subsidiary, Realty Capital Securities, LLC (“RCS”), announced today that Joe Colavito, a distinguished speaker, business consultant and leadership development executive has joined RCS as its Vice President of Communication and Innovation. Mr. Colavito will provide direct support to senior leadership, spearheading a series of projects and initiatives currently in development which are designed to optimize the experience of participants and the overall performance of all RCS external events. He will focus primarily on improvements to RCS’s training and education programs.

Prior to joining RCS, Colavito served as CEO of Corevu, LLC, a business consulting firm which he founded. From 2003 to 2012 Mr. Colavito served as Vice President of Development and Delivery at Wells Real Estate Funds where he was responsible for facilitating due diligence classes for over 7,000 financial advisors, delivering keynote and general session presentations at financial services conferences, and developing and delivering the firm’s training and educational programs.

William M. Kahane, CEO of RCAP, observed, “We are thrilled to add Joe’s energy, insight and expertise to our rapidly growing platform. His proven track record within the industry for developing relationships and driving results is a welcome addition to our firm.”

Mr. Colavito added, “I’m excited about this opportunity to work with the leadership team at RCS and our distribution partners to educate the marketplace on the integral role that what we call “durable income” can play in the creation of a well-balanced financial plan.”

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in RCS, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About RCS

RCS was founded by Nicholas S. Schorsch, William M. Kahane and Michael Weil in February 2008. RCS is led by Michael Weil, Chairman, Larry Roth, CEO, Louisa Quarto, President, Alex MacGillvray, Executive Vice President and National Sales Manager, and Richard Arnitz, Executive Director. RCS is the managing broker-dealer for various non-traded REITs and business development corporations offered by American Realty Capital, as well as other non-traded REITS offered by other sponsors.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian S. Block, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988